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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                             CONTACT:    JERRY SZCZEPANSKI
                                                              CEO
                                                              972-307-5555

                 GADZOOKS ENTERS AGREEMENT WITH INVESTMENT FUNDS
                      TO FUND ITS EMERGENCE FROM CHAPTER 11

Dallas, Texas, October 18, 2004 - Gadzooks, Inc. (OTC Pink Sheets: GADZQ) (the "COMPANY") announced today that it has reached an agreement with six investment funds, certain of which are stockholders of the Company, to backstop a rights offering to provide the funding for the Company's Chapter 11 Reorganization plan and its exit from bankruptcy. Pursuant to the agreement, the Company expects to file a reorganization plan to be funded by a $25.0 million back-stopped rights offering to the Company's existing stockholders in which these stockholders will be offered the right to purchase newly-issued shares of common stock in the reorganized company. The six investment funds have agreed, subject to conditions, to severally purchase any shares of new common stock issued under the reorganization plan that holders of existing common stock do not subscribe to purchase in the rights offering. In exchange for providing this backstop, the investors will receive warrants to purchase shares of common stock of the reorganized company representing 25% of the number of shares offered in the rights offering. The Company expects to use the proceeds from this transaction to provide working capital for the reorganized entity and to fund a distribution to the Company's creditors. The rights offering and the distribution to creditors will be described in the reorganization plan and related disclosure statement, which the Company expects to file later this month with the United States Bankruptcy Court for the Northern District of Texas.

Jerry Szczepanski, Chairman and Chief Executive Officer of Gadzooks said, "Over the past 15 months, our employees have worked hard to transform Gadzooks into a retailer of desirable fashion brands that has relevance to teenage girls and young women. With the signing of this deal, we begin the process of emerging from bankruptcy protection with the kind of balance sheet we need to grow this concept appropriately. We look forward to working with these investors and our vendor community to return Gadzooks to profitability and long-term growth, and we thank them for their confidence and support."

The Company's emergence from Chapter 11 is contingent upon the negotiation and filing of a plan of reorganization that is acceptable to the investors, the confirmation of the plan by the Bankruptcy Court, the declaration of effectiveness by the Securities and Exchange Commission of one or more registration statements covering the securities to be issued in the rights offering and under the plan or reorganization and the consummation of the rights offering. The Company's emergence from Chapter 11 is also contingent upon the consummation of an arrangement that provides it with additional seasonal borrowing capacity prior to emergence. The Company's ability to reorganize and emerge successfully from bankruptcy depends upon its ability to successfully complete all such conditions and is subject to a number of risks and uncertainties.

The Company was advised in its capital raising activities by Financo, Inc. and Financo Securities, LLC. The Company's restructuring advisor is Glass & Associates and its legal counsel is Akin Gump Strauss Hauer & Feld LLP. The Official Committee of Equity Security Holders of the Company appointed in the Company's Chapter 11 proceedings acted as conduit for the Company to document and structure the investment agreement between the Company and the six investors and to allow existing equity a means of preserving their equity ownership of the Company through participation in the rights offering . Hughes & Luce LLP represented the Equity Committee.

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Dallas-based Gadzooks is a specialty retailer of casual clothing, accessories and shoes for 16-22 year-old females. Gadzooks now operates 247 stores in 40 states.

This material includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, targets, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including, without limitation, the risks and uncertainties set forth in the filings of the Company with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and the risk that the transactions described in this press release will not be consummated and/or that the Company will be unable to successfully emerge from Chapter 11 bankruptcy. The Company does not undertake any obligation to update any forward-looking statements contained in this material.